Ategrity Specialty Insurance Company Holdings Reports Second Quarter 2025 Results
Gross written premiums up 32% and combined ratio of 88.9% in first quarter as a public company
NEW YORK, NY – August 11, 2025 – Ategrity Specialty Insurance Company Holdings (NYSE: ASIC) today announced financial results for the quarter ended June 30, 2025. The Company reported net income attributable to stockholders of $17.6 million, or $0.39 per diluted share, compared to $4.9 million, or $0.14 per diluted share, in the prior-year period. Adjusted net income attributable to stockholders(1) was $17.9 million, or $0.41 per diluted share(1).
Second Quarter 2025 Highlights
•Gross written premiums increased 32.3% to $167.5 million
•Net income attributable to stockholders was $17.6 million, or $0.39 per diluted share
•Adjusted net income attributable to stockholders(1) was $17.9 million, or $0.41 per diluted share
•Combined ratio was 88.9%, compared to 94.0% in Q2 2024
•Adjusted return on stockholders’ equity(1) was 14.5%
•Book value per share at quarter-end was $11.64 per share, up 12.2% from year-end
•Initial public offering was completed in June 2025, raising $130.3 million in gross proceeds through the issuance of 7,666,667 shares
“This was a strong quarter for Ategrity,” said Justin Cohen, Chief Executive Officer. “We executed with focus and discipline, expanding distribution relationships, delivering solid underwriting results, and driving operational efficiencies. Our productionized underwriting model, which combines technical underwriting with technology-enabled processes, is gaining traction in the marketplace, delivering value to our partners, and driving profitability for our shareholders. Looking ahead, we believe our investments in automation and analytics will accelerate our opportunity to redefine how E&S insurance for small and medium-sized businesses is underwritten and delivered.”
Underwriting Results
For the quarter ended June 30, 2025, gross written premiums increased 32.3% compared to the prior-year period, driven by expansion of our distribution network and increased wallet share with existing partners. Gross written premiums for casualty lines increased 56.7% year-over-year, reflecting the Company’s strategic focus on expanding casualty-related products and verticals. Gross written premiums in property lines increased 3.7% year-over-year, reflecting the impact of pricing actions and targeted reductions in catastrophe exposure initiated in 2024.
Underwriting income(1) was $9.6 million for the quarter, up 119.1% from $4.4 million in the prior year period. The combined ratio for the quarter was 88.9%, a decrease from 94.0% in the prior-year period, driven by improvements in both the loss and expense ratios. The loss ratio decreased by 2.8 percentage points to 58.0%, supported by strong underwriting results in property, including lower attritional losses and favorable catastrophe experience.
The overall expense ratio was 31.0% for the quarter, compared to 33.2% in the prior-year period. The largest driver of this improvement was policy acquisition costs as a percentage of net earned premiums, which decreased by 2.6 percentage points to 18.5%, reflecting higher ceded earned commissions and a more favorable business mix. Operating expenses, net of fee income, were 12.4% of net earned premiums for the quarter, reflecting increased fee income and emerging operating scale. Operating expenses were higher year-over-year due to investments made in 2024 in personnel, systems, and infrastructure in anticipation of growth opportunities and the Company’s transition to becoming a public company.
“This quarter’s underwriting results reflect the deliberate actions we have taken to grow and shape our business,” said Chris Schenk, President and Chief Underwriting Officer. “We saw a meaningful increase in submissions, but we deployed capital with discipline. We achieved above-technical rates in casualty, held firm on property rates even as parts of the market began to soften, and concentrated on targeted micro-segments where we have deep expertise. By leveraging our productionized underwriting model—combining segmentation, analytics‑driven pricing, and automation—we were able to deliver strong, profitable growth.”

(1) See the definitions and reconciliations of non-GAAP financial measures to the most directly comparable GAAP financial measures in the section titled “Non-GAAP Financial Measures” below.

Summary of Operating Results
The following table summarizes the Company’s results of operations for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Gross written premiums	$167,502	$126,614	$283,645	$208,219
Ceded written premiums	(50,231)	(41,838)	(76,503)	(61,187)
Net written premiums	117,271	84,776	207,142	147,032

Net premiums earned	86,928	72,638	165,229	140,917
Fee income	1,524	191	2,084	316
Losses and loss adjustment expenses	50,412	44,128	97,274	85,174
Underwriting, acquisition and insurance expenses	28,430	24,315	53,315	47,705
Underwriting income (1)	9,610	4,386	16,724	8,354
Net investment income	11,891	5,728	19,786	10,981
Net realized and unrealized gains (losses) on investments	1,409	(4,215)	(3,190)	(1,828)
Interest expense	(447)	(544)	(894)	(1,094)
Other income	28	24	993	48
Other expenses	(161)	(56)	(399)	(110)
Income before income taxes	22,330	5,323	33,020	16,351
Income tax expense	4,713	1,207	6,953	3,277
Net income	$17,617	$4,116	$26,067	$13,074
Less: Net (loss) income attributable to non-controlling interest - General Partner	(5)	(828)	(16)	374
Net income attributable to stockholders	$17,622	$4,944	$26,083	$12,700

Key Metrics
Adjusted net income attributable to stockholders (1)	$17,857	$4,944	$26,400	$12,700
Loss ratio	58.0%	60.8%	58.9%	60.4%
Expense ratio	31.0%	33.2%	31.0%	33.6%
Combined ratio (3)	88.9%	94.0%	89.9%	94.1%
Return on stockholders' equity (2)	14.3%	5.9%	10.9%	7.7%
Adjusted return on stockholders' equity (1)(2)	14.5%	5.9%	11.0%	7.7%
Diluted earnings per share	$0.39	$0.14	$0.60	$0.35
Adjusted diluted earnings per share(1)	$0.41	$0.14	$0.62	$0.35
(1) Each of these metrics is a non-GAAP financial measure. See “—Reconciliation of non-GAAP financial measures” for a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP measure.
(2) For the three and six months ended June 30, 2025 and 2024, net income attributable to stockholders and adjusted net income attributable to stockholders are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.
(3) Ratios are calculated using unrounded figures. The sum of components may differ slightly from totals shown due to rounding.

Gross Written Premiums
The following table presents gross written premiums by product for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,			Six Months Ended June 30,
($ in thousands, except percentages)	2025	2024	% Change	2025	2024	% Change
Casualty	$107,023	$68,300	56.7%	$189,163	$118,806	59.2%
Property	60,479	58,314	3.7%	94,482	89,413	5.7%
Gross written premiums	$167,502	$126,614	32.3%	$283,645	$208,219	36.2%

Expense Ratio

The following tables summarize the components of our expense ratio for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,
($ in thousands, except percentages)	2025		2024
	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$16,088	18.5%	$15,329	21.1%
Operating expenses, net of fee income (1)	10,818	12.4%	8,795	12.1%
Underwriting, acquisition and insurance expenses, net of fee income (2)	$26,906	31.0%	$24,124	33.2%
(1) Net of fee income of $1.5 million and $0.2 million for the three months ended June 30, 2025 and 2024, respectively.
(2) Ratios are calculated using unrounded figures. The sum of components may differ slightly from totals shown due to rounding.

	Six Months Ended June 30,
	2025		2024
($ in thousands, except percentages)	Expenses	% of Net Earned Premiums	Expenses	% of Net Earned Premiums
Policy acquisition costs	$30,820	18.7%	$30,232	21.5%
Operating expenses, net of fee income (1)	20,411	12.4%	17,157	12.2%
Underwriting, acquisition and insurance expenses, net of fee income	$51,231	31.0%	$47,389	33.6%

Investment results

The following tables summarize net investment income and net realized and unrealized gains on investments for the three and six months ended June 30, 2025 and 2024:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Investment income
Fixed-maturity securities	$6,460	$2,634	$12,725	$3,521
Short-term investments	1,154	767	1,724	2,281
Cash equivalents	475	1,612	911	3,604
Equity securities	—	22	—	44
Loans to affiliates	1,543	250	1,793	501
Securities sold not yet purchased	—	(103)	—	(235)
Total fixed income	9,632	5,182	17,153	9,716
Utility & Infrastructure Investments	2,422	658	2,931	1,384
Other expenses	(163)	(112)	(298)	(119)
Net investment income	$11,891	$5,728	$19,786	$10,981
Net realized and unrealized gains (losses) on investments	$1,409	$(4,215)	$(3,190)	$(1,828)
Non-GAAP Financial Measures
We report our financial results in accordance with GAAP. However, we believe that certain non-GAAP financial measures provide investors in our common stock with additional useful information in evaluating our performance. Management believes that excluding certain items that are not indicative of core performance assists in evaluating our ability to generate earnings and to more readily compare these metrics between past and future periods. These non-GAAP financial measures may be different than similarly titled measures used by other companies.
These non-GAAP financial measures should not be considered in isolation from, or as substitutes for, financial information prepared in accordance with GAAP. There are limitations related to the use of these non-GAAP financial measures as compared to the most directly comparable GAAP financial measures.
Underwriting Income
We define underwriting income as income before income taxes excluding the impact of net investment income, net realized and unrealized gains (losses) on investments, other income, interest expense, and other expenses (which include expenses related to corporate activities and expenses recorded by us in connection with the Company’s initial public offering). Underwriting income is a measure of the pre-tax profitability of our underwriting operations and allows us to evaluate our underwriting performance without regard to net investment income among other things. We use this metric as we believe it gives our management and other users of our financial information useful insight into our underlying business performance. Underwriting income should not be viewed as a substitute for income before income taxes calculated in accordance with GAAP and other companies may define underwriting income differently.
Underwriting income for the three and six months ended June 30, 2025 and 2024 reconciles to income before income taxes as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Income before income taxes	$22,330	$5,323	$33,020	$16,351
Less:
Net investment income	(11,891)	(5,728)	(19,786)	(10,981)
Net realized and unrealized (gains) losses on investments	(1,409)	4,215	3,190	1,828
Other income	(28)	(24)	(993)	(48)
Add:
Interest expense	447	544	894	1,094
Other expenses	161	56	399	110
Underwriting income	$9,610	$4,386	$16,724	$8,354

Adjusted net income attributable to stockholders (previously referred to as adjusted net income attributable to members)
We define adjusted net income attributable to stockholders as net income attributable to stockholders excluding certain other non-operating expenses, which include expenses recorded by us in connection with the Company’s initial public offering. We use adjusted net income attributable to stockholders as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted net income attributable to stockholders should not be viewed as a substitute for net income attributable to stockholders calculated in accordance with GAAP, and other companies may define adjusted net income differently.
Adjusted net income attributable to stockholders for the three and six months ended June 30, 2025 and 2024 reconciles to net income attributable to stockholders as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands)	2025	2024	2025	2024
Net income attributable to stockholders	$17,622	$4,944	$26,083	$12,700
Adjustments:
Other non-operating expenses (1)	298	—	401	—
Tax impact	(63)	—	(84)	—
Adjusted net income attributable to stockholders	$17,857	$4,944	$26,400	$12,700

(1) In the three and six months ended June 30, 2025, other non-operating expenses includes share-based compensation expenses recorded by us related to our initial public offering.

Adjusted return on stockholders’ equity (previously referred to as adjusted return on members’ equity)

We define adjusted return on stockholders’ equity as adjusted net income attributable to stockholders, expressed as a percentage of average beginning and ending stockholders’ equity during the period. Adjusted net income attributable to stockholders excludes the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. We use adjusted return on stockholders’ equity as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted return on stockholders’ equity should not be viewed as a substitute for return on stockholders’ equity calculated in accordance with GAAP, and other companies may define adjusted return on stockholders’ equity and adjusted net income attributable to stockholders differently.
Adjusted return on stockholders’ equity for the three and six months ended June 30, 2025 and 2024 reconciles to return on stockholders’ equity as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except percentages)	2025	2024	2025	2024
Numerator: Adjusted net income attributable to stockholders, annualized (1)	$71,428	$19,776	$52,800	$25,400
Denominator: Average stockholders’ equity	493,253	334,977	478,998	329,803
Adjusted return on stockholders' equity	14.5%	5.9%	11.0%	7.7%
(1) For the three and six months ended June 30, 2025 and 2024, net income and adjusted net income are annualized to arrive at return on stockholders’ equity and adjusted return on stockholders’ equity.

Adjusted diluted earnings per share

We define adjusted diluted earnings per share as adjusted net income available to stockholders, divided by weighted average common shares outstanding - diluted for the period. We use adjusted diluted earnings per share as an internal performance measure in the management of our operations because we believe it gives our management and other users of our financial information useful insight into our results of operations and our underlying business performance. Adjusted diluted earnings per share should not be viewed as a substitute for diluted earnings per share calculated in accordance with GAAP, and other companies may define adjusted diluted earnings per share differently.
Adjusted diluted earnings per share for the three and six months ended June 30, 2025 and 2024 reconciles to diluted earnings per share as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
($ in thousands, except share and per share data)	2025	2024	2025	2024
Numerator: Adjusted net income attributable to stockholders	$17,857	$4,944	$26,400	$12,700
Denominator: Weighted-average shares outstanding - diluted	43,584,999	36,243,959	42,246,997	36,235,950
Adjusted diluted earnings per share	$0.41	$0.14	$0.62	$0.35

Conference Call
Ategrity will hold a conference call to discuss this press release today, August 11, at 5:00 p.m. Eastern Time. Interested parties may access the conference call via a live webcast, which can be accessed at https://events.q4inc.com/attendee/426743085 or by visiting the Company’s Investor Relations website. Please join the webcast at least 10 minutes before the scheduled start time. A replay of the event webcast will be available on the Company’s Investor Relations website approximately two hours following the call, for a period of at least 30 days.
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About Ategrity Specialty Insurance Company Holdings
Ategrity Specialty Insurance Company Holdings is a profitable and growing specialty insurance company dedicated to providing excess and surplus (“E&S”) products to small to medium-sized businesses across the United States. We have built a proprietary underwriting platform that combines sophisticated data analytics with automated and streamlined processes to efficiently serve our clients and deliver long-term value to our stockholders. The small to medium-sized business market is characterized by large volumes of small-sized policies, and we believe our competitive edge lies in our ability to offer consistent, high-speed, and low-touch interactions that our distribution partners value. This advantage stems from our technology-driven method of standardizing, simplifying, and automating our transaction process, which we call productionized underwriting.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. You can identify forward-looking statements in this press release by the use of words such as “anticipates,” “estimates,” “expects,” “intends,” “plans,” and “believes,” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may,” and “could.” These forward-looking statements include, among others, statements relating to our investments in automation and analytics and their expected impact and expected profitable growth. These forward-looking statements are based on management’s current expectations and assumptions about future events, which are inherently subject to uncertainties, risks, and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those expressed in, or implied by, the forward-looking statements included in this press release as a result of various factors, including, among others: the risks and uncertainties discussed under the caption “Risk Factors” in our Prospectus filed pursuant to Rule 424(b)(4) filed with the Securities and Exchange Commission, (the “SEC”) on June 11, 2025 and our other filings with the SEC. Accordingly, you should read this press release completely and with the understanding that our actual future results may be materially different from what we expect.
Forward-looking statements speak only as of the date of this press release. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not have any obligation, and do not undertake, to update any forward-looking statements to reflect events or circumstances arising after the date of this press release, whether as a result of new information, future events, or otherwise. You should not place undue reliance on the forward-looking statements included in this press release or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.
Investor Relations Contact IR@ategrity.com

Condensed Consolidated balance sheets (Unaudited)

	June 30, 2025 (Unaudited)	December 31, 2024
	(in thousands, except shares and par value data)
Assets:
Fixed maturity securities available-for-sale, at fair value (amortized cost: $415,406 in 2025 and $434,965 in 2024)	$419,247	$438,752
Utility & Infrastructure Investments, at fair value (cost of $172,753 in 2025 and $216,075 in 2024)	176,332	270,242
Short-term investments	251,906	52,612
Loans to affiliates	107,501	13,501
Other invested assets	280	280
Total invested assets	955,266	775,387

Cash and cash equivalents	23,529	26,573
Due from broker	2,035	—
Investment income due and accrued	6,539	5,642
Premiums receivable, net of allowance for credit losses of $6,091 in 2025 and $5,907 in 2024	89,156	53,500
Deferred policy acquisition costs, net of ceding commissions	27,583	21,552
Prepaid reinsurance premiums	6,679	3,905
Deferred income tax asset, net	10,322	9,670
Reinsurance recoverable, net of allowance for credit losses of $0 in 2025 and $0 in 2024	155,432	133,616
Receivable from affiliates, net	744	16,857
Ceded unearned premiums	73,163	68,205
Other assets	12,704	8,531
Total assets	$1,363,152	$1,123,438

Liabilities, stockholders' equity and non-controlling interest:
Liabilities:
Reserves for unpaid losses and loss adjustment expenses	451,466	403,576
Unearned premiums	259,700	212,828
Securities sold, not yet purchased, at fair value (cost of $0 in 2025 and $932 in 2024)	—	930
Payable to reinsurers	38,124	27,160

	June 30, 2025 (Unaudited)	December 31, 2024
	(in thousands, except shares and par value data)
Due to broker	—	9,189
Accounts payable and accrued expenses	31,067	38,061
Funds held under reinsurance treaties	1,982	2,092
Income tax payable	17,249	26,488
Other liabilities	3,391	4,307
Total liabilities	802,979	724,631

Stockholders' equity:
Preferred stock, $0.001 par value, 100,000,000 shares authorized and none issued or outstanding.	—	—
Common stock, $0.001 par value, 500,000,000 shares authorized, 48,066,674 and 38,386,433 shares issued and outstanding as of June 30, 2025 and December 31, 2024, respectively.	48	38
Additional paid-in capital	495,954	360,703
Retained earnings	60,652	34,569
Accumulated other comprehensive income	3,035	2,997
Total stockholders' equity	559,689	398,307
Non-controlling interest - General Partner	484	500
Total stockholders' equity and non-controlling interest	560,173	398,807
Total liabilities, stockholders' equity and non-controlling interest	$1,363,152	$1,123,438

Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Revenues
Gross written premiums	$167,502	$126,614	$283,645	$208,219
Ceded written premiums	(50,231)	(41,838)	(76,503)	(61,187)
Net written premiums	117,271	84,776	207,142	147,032
Change in unearned premiums	(30,343)	(12,138)	(41,913)	(6,115)
Net premiums earned	86,928	72,638	165,229	140,917
Fee income	1,524	191	2,084	316
Net investment income	11,891	5,728	19,786	10,981
Net realized and unrealized gains (losses) on investments	1,409	(4,215)	(3,190)	(1,828)
Other income	28	24	993	48
Total revenues	101,780	74,366	184,902	150,434

Expenses
Losses and loss adjustment expenses	50,412	44,128	97,274	85,174
Underwriting, acquisition and insurance expenses	28,430	24,315	53,315	47,705
Interest expense	447	544	894	1,094
Other expenses	161	56	399	110

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	(in thousands, except per share amounts)
Total expenses	79,450	69,043	151,882	134,083
Income before income taxes	22,330	5,323	33,020	16,351
Income tax expense	4,713	1,207	6,953	3,277
Net income	17,617	4,116	26,067	13,074

Less: Net income (loss) attributable to non-controlling interest - General Partner	(5)	(828)	(16)	374
Net income attributable to stockholders	17,622	4,944	26,083	12,700

Other comprehensive income:
Unrealized gains (losses), net of taxes	152	840	38	3,349
Total comprehensive income attributable to stockholders	$17,774	$5,784	$26,121	$16,049

Earnings per share:
Basic	$0.40	$0.14	$0.61	$0.35
Diluted	$0.39	$0.14	$0.60	$0.35
Weighted-average shares outstanding:
Basic	42,084,982	36,242,682	41,191,609	36,235,158
Diluted	43,584,999	36,243,959	42,246,997	36,235,950